SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

November 9, 2016

Date of report (Date of earliest event reported)

SHOAL GAMES LTD.

(Exact Name of Registrant as Specified in Its Charter)

ANGUILLA, BRITISH WEST INDIES

(State or Other Jurisdiction of Incorporation)

 333-120120-01                                 98-0206369

         (Commission File Number)              (IRS Employer Identification No.)

HANSA BANK BUILDING, GROUND FLOOR, LANDSOME ROAD

   AI 2640, THE VALLEY, ANGUILLA, BRITISH WEST INDIES

(Address of Principal Executive Offices)

   (888) 374-2163

              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

ANNUAL GENERAL MEETING

At the Annual General Meeting of the Shareholders held on November 9, 2016, in Anguilla, the shareholders of the Company:

(a) Elected to set the number of directors at 4.

            For                  Against           Abstain           Not Voted

         49,156,967       100,248           0                     0

(b) Elected the following persons to serve as directors until the next annual meeting or until their successors are duly qualified:

T. M. Williams

J. M. Williams

F. Curtis (Non Executive Director)

W. Moore  (Non Executive Director)

Mr. C. M. Devereux was nominated as a director but was unable stand for re-election. Mr. W. Moore was nominated at the Annual General Meeting and was elected accordingly by vote of the shareholders.

Election of the Directors of the Company.

Nominee	For	Against	Abstain	Not Voted
T. M. Williams	49,242,870	0	14,345	0
J. M. Williams	49,241,870	0	15,345	0
F. Curtis	49,243,770	0	13,445	0
W. Moore	49,257,215	0	0	0

(c) Approved the selection of Davidson & Company LLP, Chartered Accountants as the Company's independent auditors for the fiscal year ending December 31, 2016.

            For                  Against           Abstain           Not Voted

         49,246,678             0                 10,537                     0

(d) The ratification of the existing Rolling Stock Option plan was approved.

            For                  Against           Abstain           Not Voted

         49,226,505         30,710                  0                     0

Mr. Jason Williams will continue as President and CEO of the Shoal Games Ltd. organization and Mr. T. M.Williams, will continue to serve as Executive Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOAL GAMES LTD.

(Registrant)

Date : November 9, 2016                                                                        By:    /s/ J. M. Williams

                                        J.M. WILLIAMS,

                                        President and Director